Utz Brands, Inc. Disposition of Three Manufacturing Facilities and Good Health® and R.W. Garcia® Brands January 31, 2024

Disclaimer 1 Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.The forward-looking statements contained in this presentation include, without limitation, statements related to the planned sale of Good Health® and R.W. Garcia® brands and the Lincolnton, NC and Lititz, PA manufacturing facilities and certain related assets and the timing and financing thereof; and the expected impact of the planned transactions, including without limitation, the expected impact on Utz’s overall market position, the Company’s projected retail sales, net sales, Adjusted EBITDA and Adjusted EBITDA margins, included in this presentation. Utz’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Utz’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Utz’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: whether and when the closing conditions will be satisfied and whether and when the transactions will close, whether and when Utz will be able to realize the expected financial results and accretive effect of the divestiture, and how customers, competitors, suppliers and employees will react to the divestiture; the Company’s compliance with forward-looking elements of the agreement, including but not limited to, certain post-closing covenants related to the transactions and the rights of Our Home to indemnification and other remedies under the agreement in the event the Company fails to comply with such covenants or otherwise breaches the agreement; the inability of Utz to maintain the listing of Utz’s Class A Common Stock on the New YorkStock Exchange; the inability of Utz to develop and maintain effective internal controls; the risk that Utz’s gross profit margins may be adversely impacted by a variety of factors, including variations in raw materials pricing, retail customer requirements and mix, sales velocities and required promotional support; changes in consumers’ loyalty to the Company’s brands due to factors beyond Utz’s control; changes in demand for Utz’s products affected by changes in consumer preferences and tastes or if Utz is unable to innovate or market its products effectively; costs associated with building brand loyalty and interest in Utz’s products, which may be affected by Utz’s competitors’ actions that result in Utz’s products not suitably differentiated from the products of competitors; fluctuations in results of operations of Utz from quarter to quarter because of changes in promotional activities; the possibility that Utz may be adversely affected by other economic, business or competitive factors; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Forward-Looking Statements” in Utz’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 9, 2023. There may be additional risks that Utz considers immaterial or which are unknown. It is not possible to predict or identify all such risks. Utz cautions that the foregoing list of factors is not exclusive. Utz cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Utz does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward- looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by law. Industry Information Unless otherwise indicated, information contained in this presentation or made orally during this presentation concerning the Company’s industry, competitive position and the markets in which it operates is based on information from independent and research organizations, other third-party sources and management estimates. 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Summary of transactions

Transactions Highlights	○ Utz Brands, Inc. (NYSE: UTZ) ("Utz" or the "Company"), a leading U.S. manufacturer of branded salty snacks, today announced that certain of its subsidiaries including Utz Quality Foods, LLC have entered into a definitive agreement with Our Home™ ("Our Home"), an operating company of Better-for-You brands that includes Real Food From the Ground Up®, Popchips®, and Food Should Taste Good® ○ Under the agreement, affiliates of Our Home have agreed to purchase the Good Health® and R.W. Garcia® brands (the "Brands"), the Lincolnton, NC, and Lititz, PA manufacturing facilities and certain related assets, and assume the Company's Las Vegas, NV facility's lease and manufacturing operations – Brands had estimated 2023 Net Sales of ~$65M, representing less than 5% of Utz Total Net Sales ○ Total consideration of $182.5M
Use of Proceeds	○ All-cash transactions with estimated after-tax cash proceeds of ~$150M, which Utz expects to use to pay down its long-term debt ○ Reduction in long-term debt is expected to lower interest expense by ~$12M in fiscal 2024 based on the Company's current outlook for interest rates ○ Expected to accelerate ~3.0x net leverage target by one year to year-end 2025
Anticipated Benefits	○ Accelerates supply chain transformation – Transactions accelerate the pace and simplifies the Company's network optimization strategy ○ Increases focus on scaled, faster-growing Power Brands – Power Brands increase ~200 bps to represent 92% of pro forma Retail Sales(1) ○ Reduces financial leverage – After-tax cash proceeds will accelerate ~3.0x net leverage target by one year to year-end 2025

(1) Based on classification of brands at recent Investor Day (December 15, 2023).

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Ancillary Arrangements o DSD agreement between Utz and Our Home for Utz to continue to distribute Good Health® o Co-manufacturing agreements between Utz and Our Home for various products related to the transactions ‒ Our Home to make certain Utz brands (e.g., On the Border® and TORTIYAHS!® tortilla chips, and Utz® and Bachman® pretzels) for 6-12 months, depending on the product ‒ Utz will transition production to other Utz facilities over a 6 – 12 month period ‒ Utz to make Good Health® products for Our Home for 6-18 months, depending on the product o Transition services agreement for 12 months Timing o Transactions are expected to close on February 5, 2024 o FY2024 financial guidance will be provided on Q4 FY2023 earnings call scheduled for February 29, 2024 Summary of transactions (continued) 3

Brands and facilities included in the transactions 4Source: Company materials. Manufacturing Facilities Lincolnton, NC (Owned | Crackers & Tortilla Chips) Las Vegas, NV (Leased | Crackers & Tortilla Chips) Lititz, PA (Owned | Pretzels)

Increases focus on scaled, faster-growing Power Brands

Power Brands as a % of total Utz retail sales increases ~200 bps to 92% pro forma for the transactions, and the pro forma retail sales growth rate for total Utz improves ~40 bps

Total Utz Retail Sales
52-weeks ended 12/31/23

		YoY Growth	Pro Forma YoY Growth
Power Brands[(1)]	Utz, On The Border, Zapp's, Boulder Canyon, TGI Fridays, Tortiyahs!, Tim's, Golden Flake Pork, Hawaiian, Bachman	7.6%	7.6%
Foundation Brands[(1)]	Golden Flake All Other, Wachusett, Snyder of Berlin, H-K Anderson, Vitner's, Kitchen Cooked; Good Health, R.W. Garcia (Brand Sold)	(5.1%)	(3.6%)
Total Utz		6.3%	6.7%

Source: Circana Total US MULO-C 52-weeks ended 12/31/23.
(1) Groupings based on Investor Day (December 15, 2023) materials.

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Expected to accelerate $45M in network optimization savings relative to the plan presented at Investor Day(1) Accelerates network optimization strategy and simplifies execution 6 Continuous Improvement Programs $90M Reduction in Cost Capabilities Network Optimization $45M Reduction in Cost o Optimize asset utilization o Scale mixing centers o Minimize total delivered cost o Lean Manufacturing o Sourcing excellence o Automation o People o Process o Technology (1) Investor Day held December 15, 2023.

Pro forma Q1 2024: 10 manufacturing plants Network optimization and transition details 7 o Reduces manufacturing plants from 13 to 10 o Co-manufacturing agreements between Utz and Our Home Our Home to make certain Utz brands (e.g. On The Border® and TORTIYAHS!® tortilla chips, and Utz® and Bachman® pretzels) for 6-12 months, depending on the product. Utz to make Good Health® products for Our Home for 6-18 months, depending on the product o Transition production to Utz facilities over 6-12 months (depending on the brand), increasing operating leverage Active Plant Rationalized Plant (announced September 2023) Plant included in the Transactions HQ & 3 Manufacturing Facilities Key Lincolnton Divested (owned) Lititz Divested (owned) Las Vegas Divested (leased)

Reduces financial leverage

Key Projected Takeaways:

- Net proceeds to be used to pay down long-term debt of ~$150M, of which more than 90% will be applied to our floating rate term loan
- Pro forma for the expected debt paydown, fixed-rate debt would comprise ~80% of the total debt, up from ~70%[1]
- Accelerates timeframe to achieving ~3.0x net leverage ratio to year-end 2025 from year-end 2026
- Reduction in long-term debt is expected to lower interest expense by ~$12M in fiscal 2024 based on the Company's current outlook for interest rates

Net Leverage Ratio
(Fiscal Year-end)



5.0x
~4.5x
~3.0x
2022
2023E
2025E

(1) As of fiscal year-end 2023.

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